Exhibit 10.3

Reservoir MEDIA, INC.

2021 Omnibus Incentive Plan

Notice of Stock Option Grant

Participant:	[__]

# of Shares Subject to Option:	[__] Shares

Type of Option:	Nonqualified Stock Option

Exercise Price Per Share:	$[__]

Date of Grant:	[__]

Date Exercisable:	The Option may be exercised to the extent vested.

Vesting Schedule:	Except as otherwise provided in the Award Agreement attached hereto as Annex I, the Option shall vest and become exercisable on [__] (each such date, a “Vesting Date”), subject to the Participant's continued employment with the Company through the applicable Vesting Date. Any fractional portion of the Option resulting from the application of the Vesting Schedule shall be aggregated and the portion of the Option resulting from such aggregation shall vest on the final Vesting Date.

By signing your name below, you accept the Option and acknowledge and agree that the Option is granted under and governed by the terms and conditions of the 2021 Omnibus Incentive Plan, the Award Agreement set forth on Annex I and the restrictive covenants set forth on Exhibit A thereto, each of which are hereby made a part of this document.

PARTICIPANT		RESERVOIR MEDIA, INC.

By:		By:
	Name:		Name:
Title:

ANNEX I

RESERVOIR MEDIA, INC.

2021 Omnibus Incentive Plan

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

Pursuant to the Notice of Stock Option Grant (“Grant Notice”) and this Stock Option Award Agreement (as amended, supplemented or otherwise modified from time to time, this “Award Agreement”), Reservoir Media Inc. (together with its Subsidiaries, whether existing or thereafter acquired or formed, and any and all successor entities, the “Company”) has granted the Participant an Option under the Reservoir Media, Inc. 2021 Omnibus Incentive Plan (the “Plan”) to purchase the number of Shares indicated in the Grant Notice at the Exercise Price indicated in the Grant Notice. The Option is granted to the Participant effective as of the Date of Grant. Capitalized terms not explicitly defined in this Award Agreement or in the Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

1.      Vesting Schedule. Subject to the provisions of this Award Agreement, the Option shall vest as provided in the Grant Notice.

2.      Exercise of Option. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Grant Notice as modified by Section 4, if applicable, as follows:

(a)               Right to Exercise.

i.          The Option may be exercised to the extent vested.

ii.          The Option may not be exercised for a fraction of a Share.

iii.         In no event may the Option be exercised after the tenth anniversary of the Date of Grant (the “Expiration Date”).

(b)               Method of Exercise.

i.          The Participant (or the Participant’s representative, devisee or heir, as applicable) may exercise any portion of the Option that has become exercisable as to all or any of the Shares then available for purchase by delivering to the Company written notice specifying the number of whole Shares to be purchased, together with payment in full of the Payment Amount (as defined in Section 3).

ii.         The Company is not obligated, and shall have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the applicable laws, with such compliance determined by the Company in consultation with its legal counsel. Assuming such compliance, for income tax purposes such Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

iii.         Unless otherwise determined by the Company, as a condition to the exercise of any portion of the Option, the Participant shall be required to execute a release of claims in favor of the Company on the date of exercise, in form and substance satisfactory to the Company.

3.      Method of Payment. Payment of the aggregate Exercise Price and any required tax withholding (the “Payment Amount”) shall be by any of the following, or a combination of the following, at the election of the Participant:

(a)               cash or check;

(b)               if permitted by the Committee, by the Participant’s (x) transferring to the Company, effective as of the exercise date, a number of vested Shares owned and designated by the Participant having an aggregate Fair Market Value as of the exercise date equal to the Payment Amount or (y) electing to have the Company retain a portion of the Shares purchased upon exercise of the Option having an aggregate Fair Market Value as of the exercise date equal to the Payment Amount;

(c)               if the Shares are listed on an exchange or market, and if the Company is at such time permitting broker-assisted cashless exercises, delivery of a properly executed exercise notice together with irrevocable instructions to a broker participating in such cashless brokered exercise program to deliver promptly to the Company the amount required to pay the Exercise Price (and applicable withholding taxes) and in any event in accordance with applicable law; or

(d)               by any other method as may be approved by the Committee.

4.      Termination of Employment. In the event of the Participant’s termination of employment with the Company, the Participant (or the Participant’s representative, devisee or heir, as applicable) may exercise the Option as set forth in this Section 4.

(a)               Death or Disability. In the event of the Participant’s termination of employment with the Company at any time due to the Participant’s death or by the Company due to Disability, any vested portion shall remain exercisable until the earlier of (x) one year following such termination and (y) the Expiration Date. For purposes of this Agreement, “Disability” shall mean cause for termination of the Participant’s employment or service due to a determination that the Participant is (i)(A) disabled in accordance with a long-term disability insurance program maintained by the Company or (B) totally disabled by the U.S. Social Security Administration and (ii) disabled in accordance with the policies adopted by the Company's Human Resources Department from time to time.

(b)               For Cause. In the event of the Participant’s termination of employment with the Company for Cause, the entire unexercised portion of the Option, whether vested or unvested, shall be forfeited as of the date of such termination without any payment to the Participant.

(c)               Resignation or Termination without Cause Absent a Change in Control.

i.          In the event of the Participant’s resignation or a termination of employment by the Company without Cause (other than due to death or Disability as set forth above and other than as set forth in Section 5(a)(ii)), any unvested portion of the Option shall be forfeited as of the date of such termination without any payment to the Participant.

ii.         In such circumstances, any vested portion of the Option shall remain exercisable until the earlier of (x) ninety (90) days following such termination of employment with the Company (or as set forth in Section 4(a)) and (y) the Expiration Date.

5.      Change in Control.

(a)               In the event of a Change in Control, if (i) the acquiror, surviving company or a parent or subsidiary thereof, does not assume or continue any portion of the Option that is outstanding immediately prior to the effective date of the Change in Control or substitute a similar stock award for such Option or (ii) the Participant’s employment is terminated by the Company without Cause (other than due to death or Disability), in each case, within twelve (12) months following the effective date of the Change in Control, the Option then held by the Participant shall, to the extent unvested, become immediately vested and exercisable and remain exercisable as set forth in Section 4(c)(ii).

6.      Clawback. To the extent required by applicable law or the rules and regulations of the NASDAQ or any other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, the Option shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Award Agreement). The Participant hereby acknowledges and agrees that the Option shall be subject to any clawback policies approved by the Committee from time to time, the Committee retains the right at all times to decrease or terminate all awards and payments under the Plan, and any and all amounts payable under the Plan, or paid under the Plan, shall be subject to clawback, forfeiture, and reduction to the extent determined necessary to comply with applicable law and/or policies of the Company.

7.	Restrictive Covenants.

(a)               Without limiting any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the Participant shall be subject to the confidentiality and restrictive covenants set forth on Exhibit A attached hereto, which Exhibit A is incorporated herein and forms part of this Award Agreement.

(b)              In the event that the Participant violates any of the restrictive covenants referred to in this Section 7, in addition to any other remedy that may be available at law or in equity, the Option shall be automatically forfeited effective as of the date on which such violation first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.

8.      Miscellaneous.

(a)                  Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Award Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Award Agreement.

(b)               Transferability. The Option shall be subject to Section 15(b) of the Plan.

(c)               Waiver. No amendment or modification of any provision of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d)               Notices.  All notices, requests and other communications under this Award Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested to the contact details below. The parties may use e-mail delivery, so long as the message is clearly marked, sent to the e-mail address(es) set forth below.

if to the Company, to:

Reservoir Media, Inc.
75 Varick Street, 9th Floor

New York, New York 10013

Attention: Office of the General Counsel

if to the Participant, to the address, facsimile number or e-mail address that the Participant most recently provided to the Company, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.

(e)               Severability. The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, and each other provision of this Award Agreement shall be severable and enforceable to the extent permitted by law.

(f)                Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(g)               Entire Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts the Option and agrees to be bound by its contractual terms as set forth herein (including Exhibit A) and in the Plan. The Participant acknowledges and agrees that the grant of the Option constitutes additional consideration to the Participant for the Participant’s continued and future compliance with any restrictive covenants in favor of the Company by which the Participant is otherwise bound. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Award Agreement, the Plan terms and provisions shall prevail. This Award Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

(h)               Governing Law. This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i)                 Dispute Resolution; Consent to Jurisdiction. Except as otherwise set forth in an Employment Agreement, the Participant and the Company agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Award Agreement (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the federal and state court sitting in Wilmington, Delaware and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(j)                 International Participants. To the extent the Participant resides or works outside of the United States or is subject to non-U.S. legal restrictions or regulations, the Committee may amend the terms of this Award Agreement in order to conform the terms hereunder or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this Section 8(j), the Committee is specifically authorized to adopt rules and procedures with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of the exercise of the Option granted hereunder, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements. The Committee may also adopt rules or procedures applicable to particular Subsidiaries, Affiliates or locations.

(k)                Electronic Signature and Delivery. This Award Agreement may be accepted by return signature or by electronic confirmation. By accepting this Award Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three (3) business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information shall be delivered in hard copy to the Participant).

(l)                 Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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Exhibit A

Restrictive Covenants

Consideration to the Company.

(a)               Acknowledgement of the Participant. In consideration of the Company’s granting of the Option, and acknowledging hereby that the Company would not have granted the Option without the covenants contained in this Exhibit A, the Participant hereby agrees to be bound by the provisions and covenants contained in this Exhibit A.

(b)               Employment. The Participant agrees to render faithful and efficient service to the Company with such duties and responsibilities as the Company (shall from time to time prescribe. Nothing in this Award Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever.

(c)               Nonsolicitation. The Participant agrees that, during the Proscribed Period (as defined below), the Participant shall not, and shall cause each of the Participant’s Affiliates not to, directly or indirectly, (i) solicit or induce any Writer or Customer (each, as defined below) to refrain from renewing or extending its contractual or other business relationship with the Company or otherwise attempt to, or encourage any Writer or Customer to attempt to, terminate or reduce its existing obligations to the Company, (ii) solicit or induce any Writer or Customer to enter into any contractual or other relationship with the Participant or any other person or entity for Competing Services (as defined below), unless such contractual or other relationship is identifiable as a contract or relationship concluded in furtherance of the Company’s business, (iii) engage in any activity that is an actual or potential conflict of interest with the Company or (iv) assist any person or entity in any way to do, or attempt to do, anything prohibited by this clause (c) of this Exhibit A.

(d)               Noncompetition. The Participant agrees that, during the Proscribed Period, the Participant shall not, and shall cause each of the Participant’s Affiliates not to, directly or indirectly: (i) offer or provide to any Writer or Customer any Competing Services, (ii) engage in the business of providing Competing Services within any market or geographic area in the world in which the Company is doing business, (iii) except as permitted under clause (f) of this Exhibit A, be employed by, consult with, advise, permit his or her name to be used by, or be connected in any manner with the ownership, management, operation or control of any person or entity that directly or indirectly engages in any Competing Services or (iv) engage in any course of conduct that involves any Competing Services that is substantially detrimental to the business or reputation of the Company.

(e)               Certain Terms. The following terms shall have the meanings indicated:

1)                  “Competing Services” means products or services that are the same, similar or otherwise in competition with the products and services of the Company with which the Participant was involved or about which the Participant acquired confidential information, but shall not include services performed by the Participant that are identifiable as acts carried out in furtherance of the Company’s business.

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2)                  “Customer” means any customer of the Company’s products or services or any potential customer that the Company has solicited for business.

3)                  “Proscribed Period” means the period commencing on the Date of Grant and ending on the date on which the Participant’s employment with the Company terminates by any party for any reason.

4)                  “Writer” means any songwriter, performer or co-publishing entity (or any employee or affiliate of such entity) that owes any contractual obligations to the Company.

(f)                Permitted Ownership. This Exhibit A shall not be deemed breached solely as a result of the ownership by the Participant (together with the Participant’s Affiliates) of: (i) less than an aggregate of five percent (5%) of any class of stock of a public company engaged, directly or indirectly, in any Competing Services; (ii) less than five percent (5%) in value of any instrument of indebtedness of a public company engaged, directly or indirectly, in any Competing Services; or (iii) any equity or debt securities of a public company that engages, directly or indirectly, in any Competing Services if such Competing Services accounts for less than five percent (5%) of such public company’s consolidated annual revenues. For purposes of this clause (f), a “public company” means an entity whose common stock is traded on a U.S. nationally recognized securities exchange (or non-U.S. equivalent).

(g)               Effects of Breach. The Participant agrees that any breach by the Participant of this Exhibit A shall cause irreparable harm to the Company that could not be made whole by monetary damages and that, in the event of such a breach, the Participant shall waive the defense in any action for specific performance that a remedy at law would be adequate, and the Company shall be entitled to specifically enforce the terms and provisions of this Exhibit A without the necessity of proving actual damages or posting any bond or providing prior notice, in addition to any other remedy to which the Company may be entitled at law or in equity. Further, if the Participant breaches the covenants set forth in clauses (c) or (d) of this Exhibit A , then, following such breach, in addition to any other remedy to which the Company may be entitled at law or in equity, the Company shall have the right to cancel the Option (whether vested or unvested) without any payment or other consideration.

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